Exhibit 99.2

Ensco plc 6 Chesterfield Gardens London W1J 5BQ www.enscoplc.com	News Release
Ensco plc to Acquire Pride International, Inc.
Creates World’s Second Largest Offshore Driller
Expand Into Strategic, High-Growth Markets
Wider Range of Enhanced Drilling Technologies
Substantial Presence in Deepwater Drilling Sector
Complementary Fleet Composition, Geographic Scope and Customer Base
Combined Estimated Revenue Backlog of $10 Billion
At Least $50 Million of Annual Expense Synergies from Combination
Immediately Accretive to Ensco’s Earnings and Cash Flow
Ensco Will Continue Quarterly Cash Dividend of $0.35 Per Share
     London, England and Houston, Texas — 7 February 2011 — Ensco plc (NYSE: ESV) and Pride International, Inc. (NYSE: PDE) jointly announced today that they have entered into a definitive merger agreement under which Ensco will combine with Pride in a cash and stock transaction valued at $41.60 per share based on Ensco’s closing share price on 4 February 2011. The implied offer price represents a premium of 21% to Pride’s closing share price as of the same date and a premium of 25% to the one month volume weighted average closing price of Pride. The definitive merger agreement was unanimously approved by each company’s board of directors.
     Under the terms of the merger agreement, Pride stockholders will receive 0.4778 newly-issued shares of Ensco plus $15.60 in cash for each share of Pride common stock. Upon closing, and reflecting the issuance of new Ensco shares, Pride stockholders collectively will own approximately 38% of Ensco’s outstanding shares.
     Ensco expects the combined company to realize annual pre-tax expense synergies of at least $50 million for full year 2012 and beyond. The combination is projected by Ensco management to be immediately accretive to Ensco’s earnings and cash flow per share before synergies.
     The transaction will create the second largest offshore driller in the world with 74 rigs spanning all of the strategic, high-growth markets around the globe. The combined company will have 21 ultra-deepwater and deepwater rigs, forming the second largest/youngest fleet able to drill in water depths of 4,500’ or greater. In addition, the combined company will have more active jackup rigs than any other driller. Mid-water rigs will represent 8% of the combined fleet.
     Based on the closing price of each company’s shares on 4 February 2011, the estimated enterprise value of the combined company is $16 billion. The total estimated revenue backlog for the combined company is approximately $10 billion.

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Strategic Fit
     Ensco plc’s Chairman, President and Chief Executive Officer Dan Rabun stated, “The combination is an ideal strategic fit, as our rig types, markets, customers and expertise complement each other with minimal overlap. Pride has gained valuable expertise building and operating ultra-deepwater semisubmersibles and drillships and has strong relationships with leading customers in Brazil and West Africa, two of the fastest-growing deepwater markets in the world. Ensco is a leading provider of premium jackups and ultra-deepwater semisubmersible rigs with a major presence in the North Sea, Southeast Asia, North America and the Middle East. Together, we will form an even stronger company that is ideally positioned to capitalize on growth opportunities within our industry.”
     Mr. Rabun added, “We share the same core values through our dedication to safety, ethics, operational excellence, employee development, customer satisfaction and disciplined risk management. These values form the foundation of our future growth.”
     Pride International’s President and Chief Executive Officer Louis Raspino added, “The combination of Pride and Ensco creates an offshore contract driller with many of the attributes needed to ensure long-term success in our business. I have always been an advocate of scale, believing that a company with critical mass is afforded numerous benefits, including operational efficiencies, marketing advantages and the ability to attract and retain talented individuals that will help to secure a strong future for our company.
     “The diverse composition of the fleet, with significant exposure to high-specification capabilities in both the floating and jackup rig segments, a solid and conservative approach to managing through the complexities of our business, aided by one of the industry’s strongest balance sheets and proven leadership that has demonstrated consistent execution and commitment to growth, makes the combination of Pride International and Ensco plc a premier alternative for investors and the driller of choice for our clients.
     “Pride stockholders will receive newly-issued Ensco shares that provide them an ongoing interest in a world-class offshore driller with significant growth potential, as well as a cash component, that combined, represents a substantial premium for Pride’s shareholders.”
Combined Company Highlights
     The merger will combine two of the offshore drilling industry’s premier companies, combining long and established histories of operational, engineering and technical expertise along with quality assets and infrastructure in a number of the world’s prolific offshore drilling basins.
     The combined company’s fleet will be among the most technologically advanced in the industry and meet the deep- and shallow-water drilling requirements of an expanded base of clients around the world. Within the fleet of 27 floating rigs (semisubmersibles and drillships) are 21 deepwater drilling rigs, including seven rigs delivered since 2008 and another five rigs expected to be delivered between now and 2013, establishing this fleet as among the youngest and most capable in the industry. Thirteen of the rigs are rated for operations in water depths of 7,500 feet and greater.
     Also, the combined company’s jackup rig fleet, composed of 47 rigs, all with independent

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leg design, includes 27 units with water depth ratings of 300 feet and greater, with nine units delivered since 2000 and equipped with many of the advanced features requested by clients with shallow water drilling programs, such as increased leg length, expanded cantilever reach and greater hoisting capacity.
     The combined company will be among the most geographically diverse drillers with current operations and drilling contracts spanning more than 25 different countries on six continents in nearly every major deep- and shallow-water basin around the world. Regions will include major markets in Southeast Asia, the North Sea, Mediterranean, U.S. Gulf of Mexico, Mexico, Middle East and Australia, as well as the fastest-growing deepwater markets, Brazil and West Africa, where Pride has operated continuously for over 15 years and where some of the world’s most prolific geology resides.
     Customers will include most of the leading national and international oil companies, plus many independent operators. In total, the combined company will have the second largest number of current customers of any offshore driller and will benefit from enhanced diversification given the minimal overlap between the two companies.
     Dan Rabun will remain Chairman, President and CEO and James W. Swent will continue as Senior Vice President and CFO. The remaining executive management team for the combined company will be named at a later date and is expected to be composed of executives from both Ensco and Pride.
     Ensco’s eight board members will continue to serve as directors of the combined company and two Pride directors will be appointed to an expanded board effective at closing.
     The combined company, which will retain the name Ensco plc, will remain domiciled in the UK. Virtually all of the senior executive officers will be located in London. The combined company is anticipated to realize significant benefits similar to those already achieved by Ensco since its redomestication to the UK in 2009. These benefits include greater access to major customers, enhanced oversight of global operations due to improved time zone overlap, increased access to European institutional investors and a more competitive tax position.
     Ensco plc American Depositary Shares (ADS) will continue to trade on the New York Stock Exchange under the symbol “ESV”.
Transaction Details
     Pride shareholders will receive 0.4778 newly-issued Ensco shares plus $15.60 in cash for each Pride common share. The offer results in an implied offer price per diluted share of $41.60 based on Ensco’s closing price of $54.41 on 4 February 2011. The offer represents a premium of approximately 21% to Pride’s closing price of $34.39 on 4 February 2011 and a premium of 25% to the one-month volume weighted average closing price of Pride.
     Upon closing, Ensco and Pride shareholders will own an estimated 62% and 38%, respectively, of the combined company. The total number of Ensco diluted shares outstanding upon closing will be approximately 229 million.

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Financial Highlights
     Future revenue growth is anticipated as new opportunities are identified within the expanded customer base. As customers continue to invest in many of the largest and fastest-growing offshore basins, such as Brazil and numerous other emerging locations, new discoveries and development projects are expected to generate substantial additional demand for offshore drilling.
     Annual expense savings of at least $50 million are estimated to be realized in full year 2012 and beyond. Expense savings are anticipated from the consolidation of offices that include corporate staff departments, as well as the standardization of systems, policies and procedures across the combined organization.
     Ensco management anticipates that the planned combination will be accretive to earnings per share in 2011 and 2012. Excluding transaction-related costs and costs incurred to achieve ongoing expense synergy benefits, earnings per share for full year 2012 for the combined company is projected to be more than 10% accretive to the First Call earnings per share mean estimate of $5.11 for full year 2012 published by Thomson Reuters as of 6 February 2011 for Ensco plc. The 2011 accretion outlook does not include expense synergy benefits. For 2012, approximately $50 million of expense synergy benefits are included in the accretion estimate. The Company anticipates providing an initial full-year 2011 outlook for Ensco on a stand-alone basis during its fourth quarter 2010 earnings conference call scheduled for 24 February 2011.
     The transaction will be financed through a combination of existing cash on the balance sheet and newly-issued Ensco shares and debt. Total cash paid to Pride shareholders will be approximately $2.8 billion. Ensco has received commitments from Deutsche Bank AG Cayman Islands Branch and Citibank N.A. to finance the incremental debt required for the transaction. Given the number of rigs under construction, it is contemplated that cash flows initially will be dedicated to finance newbuild rigs; however, future cash flows also are expected to be used to pay down debt.
     The combined company is expected to have investment-grade ratings and approximately $10 billion in revenue backlog that are expected to support further strategic growth. Long-term debt as a percentage of total capital is anticipated to be approximately 30% following the closing, which is comparable to other investment-grade offshore drillers. The combined company’s credit profile will benefit from increased scale and significantly enhanced diversification across markets, rig types, customers and expertise due to the complementary makeup of the respective businesses.
     In connection with the proposed Pride combination, Ensco’s board of directors intends to maintain the $0.35 per share quarterly cash dividend ($1.40 per share annualized) following the closing of the transaction.
Conditions and Timing
     The transaction is subject to approval by the shareholders of Ensco and Pride, as well as other customary closing conditions. The transaction is not subject to any financing condition. Ensco and Pride intend to file a joint proxy statement/prospectus with the Securities and

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Exchange Commission as soon as possible. The companies anticipate that the transaction could close as soon as the second quarter of 2011.
Advisors
     Ensco’s lead financial advisor and strategic advisor for the transaction is Deutsche Bank Securities Inc. and Citi also served as financial advisor, and its legal advisor is Baker & McKenzie LLP. The financial advisor for Pride is Goldman, Sachs & Co. and its legal advisors are Baker Botts L.L.P. and Wachtell, Lipton, Rosen & Katz.
Conference Call/Webcast
     Ensco and Pride will host an investor and analyst conference call/webcast Monday, 7 February 2011 at 10:00 a.m. EST (9:00 a.m. CST and 3:00 p.m. London time) to discuss the proposed combination. The webcast may be accessed on the investor relations sections of the two companies’ websites, www.enscoplc.com and www.prideinternational.com. You may also listen to the conference call by dialing (201) 689-8337. We recommend that participants call five to ten minutes before the scheduled start time. Shortly before the conference call begins, slides will be posted under the investor relations sections of each company’s website that will be referred to during the call.
     A replay of the conference call will be available by phone for six days after the call by dialling (201) 612-7415 (Account 334, Conference ID 366944). A transcript of the call and access to the replay may be found within 36 hours at the investor relations sections of the two companies’ websites, www.enscoplc.com and www.prideinternational.com.
ABOUT ENSCO
Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website www.enscoplc.com.
ABOUT PRIDE
Pride International, Inc., headquartered in Houston, Texas, operates a fleet of 26 mobile offshore drilling units, consisting primarily of floating rigs (semisubmersibles and drillships) that address deepwater drilling programs around the world. The company has one of the youngest and most technologically advanced deepwater drilling fleets in the offshore industry, with five drillships, including three delivered since 2010, six semisubmersible rigs and two managed deepwater rigs. Two additional deepwater drillships are currently under construction with expected deliveries in 2011 and 2013. The company’s fleet also includes six other semisubmersible rigs and seven jackup rigs. Pride International’s floating rig fleet operates primarily offshore Brazil and West Africa where the company has a long-standing presence.

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Forward-Looking Statements
Statements included in this document regarding the consummation of the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, contemplated financing of the transaction, financial performance, accretion to earnings, revenue growth, future dividend levels, credit ratings or other attributes of the combined companies and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, and the combined companies’ financial results and performance, consummation of financing, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in risk factors and elsewhere in each company’s Annual Report on Form 10-K for the year ended December 31, 2009, and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Important Additional Information Regarding The Transaction Will Be Filed With The SEC
In connection with the proposed transaction, Ensco will file a registration statement including a joint proxy statement/prospectus of Ensco and Pride with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC will be available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations.” Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2010 General Meeting of Shareholders and Pride’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on 5 April 2010 and 1 April 2010, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction, which will be filed with the SEC.

Investor and Media Contact(s):	Ensco plc Sean O’Neill Vice President Investor Relations and Corporate Communications 214-397-3011

Pride International, Inc. Analyst Contact Jeffrey L. Chastain 713-917-2020

Media Contact Kate Perez 713- 917-2343